SCHEDULE 14A
                                 AMENDMENT NO. 2


                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934


                           Filed by the Registrant [X]


                 Filed by a Party other than the Registrant [ ]


                           Check the appropriate box:


                         [X] Preliminary Proxy Statement


                        [ ] CONFIDENTIAL, FOR USE OF THE

                        COMMISSION ONLY (AS PERMITTED BY

                                RULE 14A-6(e)(2))


                         [ ] Definitive Proxy Statement


                       [ ] Definitive Additional Materials


      [ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 ICRYSTAL, INC.
                ________________________________________________

                (Name of Registrant as Specified In Its Charter)


    ________________________________________________________________________

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):


                              [X] No fee required.


                              [ ] Fee computed on table below per Exchange Act
                                  Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:


                                  Common stock
________________________________________________________________________________



(2) Aggregate number of securities to which transaction applies:


                                   19,932,764
________________________________________________________________________________


(3) Per unit price or other underlying value of transaction computed pursuant to

    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________


(4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________


(5) Total fee paid:

________________________________________________________________________________


[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1) Amount Previously Paid:

________________________________________________________________________________


(2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________

(3) Filing Party:

________________________________________________________________________________


(4) Date Filed:

________________________________________________________________________________


Notes:

[LETTERHEAD LOGO OF ICRYSTAL, INC.APPEARS HERE]
3237 KING GEORGE HWY., SUITE 101-B
SURREY, BC V4P 1B7, CANADA



NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL __, 2003.


A Special Meeting of Shareholders of iCrystal, Inc. (the "Company") will be held at 9:30 a.m. on April __, 2003, at the Company office located at 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7, CANADA, for the following purposes:


1. To approve the sale of substantially all of the Company's assets that relate directly to the business of developing software for internet gaming, including the source codes and proprietary data and information.

2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

The Board of Directors is not aware of any other business to come before the Special Meeting.

The Board of Directors has fixed January 27, 2003, as the date of record for determining the shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment of the meeting. The transfer books of the Company will not be closed, but only shareholders of the Company of record on such date will be entitled to notice of and to vote at the meeting or adjournment.

Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please complete, sign and date the accompanying proxy and return it promptly in the enclosed envelope. No additional postage is required if the envelope is mailed in the United States. If you attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting. A list of shareholders will be available for inspection by the shareholders at the Company's offices.

By Order of the Board of Directors


 /s/ LARRY HRABI
_____________________

Larry Hrabi, Chairman



April __, 2003

ICRYSTAL, INC., 3237 KING GEORGE HWY., SUITE 101-B
                SURREY, BC V4P 1B7, CANADA



__________________


PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS


__________________



To be held on April __, 2003.



INTRODUCTION


The enclosed Proxy is solicited by and on behalf of the Board of Directors Of iCrystal, Inc., a Delaware corporation (the "Company"), to be voted at the Special Meeting of Shareholders to be held at 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7, CANADA, at 9:30 a.m. on April __, 2003, and at any and all adjournments of the meeting. The enclosed materials will be mailed to Shareholders on or about April __, 2003.


The matters listed below will be considered and voted upon at the meeting:

1. To approve the sale of substantially all of the Company's assets that relate directly to the business of developing software for internet gaming, including the source codes and proprietary data and information.

2. To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.


PROXIES

The Board of Directors is soliciting the enclosed proxy for use at the Special Meeting and any adjournments of that meeting and will not vote the proxy at any other meeting. Shares of common stock as to which Proxies have been executed, and not properly revoked by the shareholder in accordance with the next paragraph, will be voted as specified in the Proxies. If no specifications are made, the shares will be voted "For" the sale of assets, and will be voted at the discretion of the proxy with respect to other matters which may properly come before the meeting pursuant to item 2 above.

A Proxy may be revoked at any time before it is voted by filing with the Secretary of the Company either a written revocation or a duly executed Proxy bearing a later date. Additionally, attendance at the meeting and voting shares in person will revoke any prior proxy relating to such shares. However, attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. Any notice revoking a proxy should be sent to the Company, c/o Larry Hrabi, Chairman, iCrystal, Inc., 3237 KING GEORGE HWY., SUITE 101-B SURREY, BC V4P 1B7.


QUORUM

The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock of the Company is necessary to constitute a quorum at the meeting.


VOTING

Votes cast by proxy or in person at the Special Meeting will be counted by a person appointed by the Company to act as the election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

All of the officers and directors and their affiliates (who own in the aggregate approximately 5% of the shares outstanding) have informed the Company that they intend to vote in favor of the sale of assets, as set forth herein.


RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed January 27, 2003, as the record date (the "Record Date") for determining the holders of the Company's Common Stock who are entitled to receive notice of, and to vote at, the Special Meeting. The total number of outstanding shares of the Company's Common Stock entitled to vote at the meeting, based upon the shares of record at the close of business on the Record Date was 19,932,764. As of the Record Date, the only outstanding voting securities of the Company were shares of Common Stock, each of which is entitled to one vote on each matter to come before the meeting. Holders of the voting securities will be entitled to one vote per share held and will not be entitled to cumulative voting rights in the election of directors.


MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS


NAME                  AGE     POSITION

                              OFFICERS AND DIRECTORS:

Larry J. Hrabi        50      Director, Chairman and Chief Executive Officer


Derek Bodnarchuk      27      Director and President, Secretary & Treasurer

H. Rex Hollett        70      Director

                              SENIOR TECHNOLOGY PERSONNEL:

Fabrice L'Heureux     30      Project Development Coordinator and Creative
                              Director


LARRY J. HRABI is the Chairman of the Company's Board of Directors and its Chief Executive Officer. Mr. Hrabi has been a Director since December 10, 1998 and the Chief Executive Officer of the Company since December 10, 1998. Mr. Hrabi has also served as a Director and the Chief Executive Officer of the Company's wholly owned subsidiary, I Crystal Software since August 17, 1999. Prior to joining the Company Mr. Hrabi was the President of Klein's Hair Care Centre, a private manufacturing company he has owned since 1975. Mr. Hrabi is also the President and major shareholder of Cleanse-Rite Solutions.

DEREK BODNARCHUK has been a member of the Company's Board of Directors since , November 3, 1999, and has been President since July 2000. Mr. Bodnarchuk is the president of 591879 BC Ltd., a drive-through coffee kiosk established in October 1999 which is operated as Celestial Blends Coffee. From August through January of 1999 Mr. Bodnarchuk was the Manager of Delrios Restaurants. Prior to that he was a martial arts instructor at the Academy of Martial Arts and Inner Power from December 1997 through December 1998. From June 1995 to December 1997 he was a waiter at Delrios Restaurant.

HENRY REX HOLLETT has been a director of the Company since March 2000. For the past 44 years Mr. Hollett has been the president and owner of B & H Tire, Ltd. He also is presently on the council for the District of North Cowichan, British Columbia, Canada, where he has held the title of Mayor for over 10 years.

FABRICE L'HEUREUX is not an executive officer but has been the Company's Software Development Manager since July 1, 1999. Under a service CONTRACT the Company entered into with 4250 Investments Ltd., Mr. L'Heureux is responsible for development and design of the company's and licensees websites and the Company's overall creative and graphic design of Company software. Mr. L'Heureux graduated form Laval University in 1995 with a degree in Communications and Graphic Design and a degree in "ALIAS WAVEFRONT 3-D SOFTWARE FOR THE MOTION PICTURE INDUSTRY". He has designed numerous websites and was the Art Director and Multi-media Producer for ITV.net, an Internet broadcaster based in Vancouver, B.C. He is also a creator and designer of the MetroBingo software acquired by the Company.


There are no arrangements or understandings between any directors and any other person pursuant to which that director was elected.

Board Committees


The Company currently has no standing audit committee of its Board of Directors. It intends to form one at the direction of the board during the next 12 months. When formed, the audit committee will review the Company's accounting policies, practices, internal accounting controls and financial reporting. The audit committee will also oversee the engagement of the Company's independent auditors, reviews the audit findings and recommendations of the independent auditors, and monitors the extent to which management has implemented the findings and recommendations of the independent auditors.

The Company has no compensation committee of its Board of Directors. It intends to form one at the direction of the board during the next 12 months. When formed, the compensation committee will establish salaries, incentives, and other forms of compensation for the chief executive officer, the chief financial officer, and certain other key employees of the Company and its subsidiaries. The compensation committee will also administer policies relating to compensation and benefits.

During the year ended December 31, 2002, the Company's Board of Directors held 3 meetings. All persons who were directors during the year ended December 31, 2002 attended, in person or by telephone, at least seventy-five percent of all of the meetings held while they were directors. The Board of Directors also approved certain actions by unanimous written consent.


Board Compensation

The Company has not paid director's fees to its directors. The Company does, however, reimburse actual expenses incurred by directors in attending Board meetings. A committee will be established to reimburse directors in the form of stock compensation during the next 12 months.


Vacancies

Replacement directors for vacancies resulting from an increase in the size of the Board of Directors or the resignation or removal of a director may be appointed by the Board of Directors, or may be elected by the shareholders at a special meeting. Directors so appointed or elected hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 27, 2003, by each director, each director nominee, each Named Executive named in the tables under "Executive Compensation" and by all executive officers and directors as a group:



                      Amount and Nature of Percent of Class

                        Positions and             Beneficial Common Based     Beneficial
Name and Address        Offices Held              on  Stock Ownership(1)      Ownership(1)
________________        _____________             _______________________     ____________

Larry Hrabi             Director & Chairman                649,733                 3%
Derek Bodnarchuk        Director, President,
                        Secretary & Treasurer              500,000                 2%

R. Rex Hollett          Director                                 0                 0%

All Directors and
Officers as a group
(three  persons)                                         1,149,733                 5%

________________________________________________________________________________

(1) Calculated pursuant to rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.


EXECUTIVE COMPENSATION

The following table shows, for the three-year period ended DECEMBER 31, 2002, the cash and other compensation paid to the Company's Chief Executive Officer. No executive officer had annual compensation in excess of $100,000 during such period.



                           SUMMARY COMPENSATION TABLE

                                            CASH           STOCK COMPENSATION
                                           _______         __________________

LARRY HRABI (1) Chief Executive     2002   $60,000
                Officer             2001   $60,000              $35,000
                                    2000   $60,000 (2)          $13,333


(1) Mr. Hrabi's address is: 3237 KING GEORGE HWY., SUITE 101-B
SURREY, BC V4P 1B7, CANADA.

(2) Mr. Hrabi's Service CONTRACT with the Company provided that he be granted 100,000 shares of Common Stock on or prior to November 1, 2000. The compensation represented by the issuance of such stock is being recognized monthly by the Company and Mr. Hrabi during the twelve month period commencing November 1999 at a rate of $1,333. Additionally in August 2000, Mr. Hrabi was granted 150,000 options to acquire Common Stock, which were immediately exercisable at $.20 per share and which expired in August 2001, without exercise of any of such options by Mr. Hrabi. In September, 2001 Mr. Hrabi was issued 500,000 Common Stock for a value of $35,000 for services rendered.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

There were no options or SAR grants in fiscal year 2002.

On April 4, 2000 the Company's Directors approved the 2000 Incentive Plan of the Company subject to approval of the Company's Stockholders at the Special Meeting of stockholders of the Company, which approval was granted by the Stockholders in June 2000. Prior to April 2000, had no employee stock option or other incentive plans. To date, the Company has issued 1,350,000 options to acquire the Common Stock to various officers, directors and employees of the Company exercisable at $.20 per share, all of which vested immediately upon issuance and which expired in August 2001, and none of such options were ever exercised.



                     CONTRACTUAL ARRANGEMENTS FOR EMPLOYMENT

On JULY 1, 1999 the Company entered into a Service CONTRACT with 4250 Investments Ltd., a personal CONTRACT company whereby Mr. L'Heureux will act as the Company's Software Development Manager to develop WEBSITES for its corporate and licensee clients, to administer its software development project and to oversee the overall creative, graphic direction and design efforts of THE COMPANY. This Service CONTRACT may be terminated at any time upon the provision of 14 days notice by either party. Under the Service CONTRACT 4250 Investments Ltd. was paid $4000 per month, subject to performance reviews every three months at which time the amount of compensation could be adjusted upward in the discretion of the president. On NOVEMBER 1, 1999 monthly compensation was increased to $5,000 per month. This contract is being paid on a month to month basis at a rate of $5,000 per month.

On NOVEMBER 1, 1999 the Company entered into a Service CONTRACT with Mr. LARRY HRABI whereby Mr. Hrabi will perform consulting work to develop and oversee Company investor relations, and the Company's overall licensing, sales and marketing efforts. This Service CONTRACT may be terminated at any time upon the provision of 14 days notice by either party. Under the Service CONTRACT Mr. Hrabi was paid US$60,000 on an annual basis, and was entitled to receive 100,000 shares of Common Stock prior to NOVEMBER 1, 2000, unless the Service CONTRACT has been previously terminated by either party. All 100,000 shares of Common Stock were issued to Mr. Hrabi on JANUARY 11, 2000. In addition, Mr. Hrabi was issued 500,000 shares in September, 2001 as part of the compensation package.

On DECEMBER 2, 1999 the Company entered into a Service CONTRACT with Douglas Slamko, whereby Mr. Slamko agreed to serve as president of the Company to organize, implement and oversee overall operations and to direct the Company's marketing program. This Service CONTRACT may be terminated at any time upon the provision of 14 days notice by either party. Under the Service CONTRACT, Mr. Slamko is paid $5000 per month, and was entitled to receive 100,000 shares of Common Stock on or prior to MARCH 3, 2000, for services provided in 1999 unless the Service CONTRACT had been previously terminated by either party. All 100,000 shares of Common Stock were issued to Mr. Slamko on JANUARY 11, 2000. Mr. Douglas Slamko resigned his positions with the Company in 2000.


                        REPORT ON PRICING OF OPTIONS/SARS

Of the 1,350,000 Common Stock options granted as of August 2000, all were granted at an exercise price of $.20 per share, which was the fair market value as of that date. All of these options expired in August of 2001, without any of such options being exercised. No new options were granted in fiscal 2001 under the 2000 Incentive Plan. There was no 2002 Incentive Plan.


Option Exercises and Holdings


The following table sets forth information with respect to the Named Executive, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year December 31, 2002.


Aggregated Options in Last Fiscal Year and Fiscal Year-End Options Values:

                                             INDIVIDUAL GRANTS(1)(2)
                             ___________________________________________________
                             NUMBER OF
                             SECURITIES    PERCENT OF     EXERCISE
                             UNDERLYING   TOTAL OPTIONS    PRICE
                              OPTIONS      GRANTED IN       PER      EXPIRATION
           NAME               GRANTED      FISCAL YEAR     SHARE        DATE
________________________________________________________________________________

Larry Hrabi                    0               0%          $ 0          N/A


Derek Bodnarchuk               0               0%          $ 0          N/A

R. Rex Hollett                 0               0%          $ 0          N/A


The figures above represent options granted under our 2001 combined incentive and nonqualified stock option plan. We granted no options to purchase shares of our common stock in 2002.
________________________________________________________________________________


Benefit Plans

The Company has no compensation, pension, profit sharing or similar plans in effect, other than a simple IRA plan. It provides medical insurance coverage to employees and officers and may provide other benefits in the future. The Company reimburses actual expenses incurred in attending Board meetings. The Company's 2000 Stock Option And Stock Incentive Compensation Plan as amended is described in its 2000 Proxy statement ratified by its shareholders in that year.


Certain Relationships And Related Transactions


Prior to the date when the Company established its own bank account in late 1999, all cash transactions were deposited in and disbursed from an account under Diversified Cosmetics International Inc. Diversified had originally sold the software to the company in exchange for 2.5 million shares. Diversified had also paid various expenses on the Company's behalf. The net effect of these circumstances has resulted in the Company owing Diversified $3,845 at DECEMBER 31, 2001. The advances bear no interest since they are among related parties. During 2001, Diversified distributed its 2.5 million shares of the company to its stock holders as part of its winding up process.

Through September 30, 2000, the Company had received $164,000 of upfront fees from DCI, Inc. (the Master Licensee) for development of specified software packages. Recognition of the fees received is deferred until such time as the software packages have been fully developed. Once development is complete, the fees are recognized over a five-year term which is the estimated period over which the Company expects to provide ongoing maintenance, support and upgrades for these software packages.

In the fourth quarter of 2000, the Company approved a request by DCI, Inc. to assign all its rights and obligations under the two non-exclusive licensing agreements to Manihi, Inc. ("Manihi"). Manihi is a Costa Rican corporation operating as a reseller of Internet gaming solutions. The effective date of the assignment was September 23, 2000.

The Company is affiliated with the Canadian chartered accounting firm Slamko Visser through common ownership. During 2001 and 2000, the Company incurred $16,279 and $37,800, respectively, of expense to Slamko Visser for consulting and accounting fees and related costs. The Company had accounts payable of $51,079 due to Slamko Visser at December 31, 2001.

During 2000, the Company owed Diversified $102,100. During the third quarter 2000, the Company repaid $49,700 of this amount, and Diversified agreed to settle the remaining $52,400 obligation by accepting the assignment of a receivable from DCI, Inc. At December 31, 2001 the Company owed Diversified $3,845 for certain bills paid by Diversified.

PROPOSAL 1


SALE OF ASSETS

THE TRANSACTION

The Board of Directors has entered into an Asset Purchase Agreement (the "Agreement") with Wellington Holdings Ltd., a Belize company ("Wellington") to sell the assets of the Company pertaining to its internet gaming software development business and its related Master License Agreement with Manihi, Inc. This business represents over 90% of the operations, revenues and expenses of the Company. The Agreement is specifically subject to and conditional on approval by the Company's shareholders.


As consideration for the sale of assets, Wellington has agreed to assume the Company's liabilities in the amount of US$724,000.00 at closing. The Company retains its cash and receivables as of the date of closing of the Agreement. A copy of the entire Asset Purchase Agreement is included with this Proxy, as
Exhibit 1. Wellington had previously approached the Company with a similar offer in the past, but the Company had rejected such offer at the time, feeling it could increase its sales and revenues. Other than Wellington, the Company had never received any indications of interest with respect to its business. Wellington has established to the satisfaction of the Company, to a high degree of certainty, that it has sufficient resources to acquire the assets and satisfy the liabilities, as assumed by Wellington. The Company's conclusions in this regard are based on due diligence performed by the Company on Wellington, which is in the business of marketing and software consulting.

The rights of the Company's securities holders will not be affected by this transaction.


On an accounting basis, this transaction is being treated as a sale of substantially all of the assets by the Company, and there are no income tax consequences to the Company.



ASSET PURCHASE AGREEMENT

The Agreement provides for the Company, at closing, to transfer all its rights, titles and interests in its assets related to its internet gaming software development business to Wellington, including the source codes. Concurrent with this transfer, Wellington will assume liabilities of the Company in the total sum of US$724,000.00.

The closing is subject to the following conditions:

         (a) All efforts will be made to insure that this transaction does not generate significant taxable gains for any party.

         (b) Requisite approval by the respective party's board of directors.

         (c) The receipt of all other consents, approvals and authorizations as may be required under applicable laws, rules and regulations.

         (d) The ability of the Company to deliver good, clear and clean title to all Assets included in the Agreement.

The Company is not aware of any conditions which it believes are likely to be waived by either party.

The Company will recirculate revised proxy materials and resolicit proxies if there are any material changes in the terms of the asset sale, including those that result from waivers.

REASONS FOR THE SALE

The value of the Company's software development business and the resulting purchase price was determined based upon the approximate amount of the Company's liabilities. Based on the reasons discussed below, the Company believed the value of its software development business was very uncertain and questionable and, therefore, giving due consideration to all the circumstances, the purchase price was fair and reasonable. The Company did not obtain a fairness opinion as to value and the sales price because it believed there was a possibility that the fairness opinion could have resulted in a lower valuation and price, based on the financially depressed status of the industry.

The Company believes it would be prudent to get out of the internet gaming software development industry and this transaction is necessary and appropriate at this time for the following reasons:

     1. The Company has been struggling to maintain cash flow to continue operations at the current level, and this transaction will eliminate the financial loans and arrangements entered into by the Company in the past, when it was short of cash and obtained short-term loans at a high interest rate. It has been extremely difficult for the Company to service these loans and maintain the financial ability to continue successful operations.
     2. The future business prospects in the internet gaming business, and especially in the gaming software development business engaged in by our Company, are very uncertain and risky. Many gaming software developers have ceased business operations and others have significantly reduced the cost at which they are willing to sell the software systems they develop, making it extremely difficult for the Company to successfully compete or sell software systems.
     3. There are many countries around the world which have adopted or are considering adopting regulatory restrictions or prohibitions against internet gaming, which has, in turn, severely restricted or totally eliminated internet gaming operations in many countries. And it appears likely, in the opinion of the Company, that regulatory action in the United States will further refine and extend restrictions and/or prohibitions against internet gaming in the U.S.
     4. The number of internet gaming operators around the world has decreased, and the revenues of those operators who continue to operate have reportedly been significantly reduced as a result of laws, rules and regulations restricting or eliminating the use of many types of credit cards as a method of payment for internet gaming activities. Thus, operators have had an extremely difficult time processing gaming transactions and/or collecting monies from internet gamers.
     5. Cryptologic, a recognized leader in the internet gaming software development industry, has estimated that the market for gaming software is expected to shrink.
     6. There is substantial competition from other internet gaming software developers, such as Cryptologic, and the Company lacks the financial and other resources to continue competing in the industry.

Based on these facts and circumstances, the Company believes this transaction is in the best interest of the Company and its stockholders at this time.

COMPANY'S CONTINUING BUSINESS

The Company will retain that portion of its assets related to its administration of online services and back office management, as well as its computer hardware unrelated to the software development business, and its website development business. Its operations, and most significantly, its expenses, will be reduced by 90%. The Company expects to aggressively market its services to existing online gaming operators, through use of the internet and its industry contacts, in an effort to become an outside vendor of services. The Company believes it will be able to offer such services at rates cheaper than it costs the operators to perform such services in-house.

The Company will use its remaining assets to continue its website development business, as well as pursue related services, especially focusing on consulting services to other companies in the gaming industry. The Board of Directors will also investigate and consider various alternatives to expand the business, especially the website development business, as and when opportunities arise.

In quantitative terms, the Company anticipates its continuing operations will be reduced by approximately 90%, but its expenses will be correspondingly reduced by 90%.

Each shareholder will be entitled to one vote for each voting share held by that shareholder, and will not be entitled to cumulate votes in the decision to sell assets. Under applicable Delaware law, in tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.


PROPOSAL 2


OTHER MATTERS TO BE VOTED UPON

Management does not know of any other matters to be brought before the meeting. If any other matters not mentioned in the proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

The costs of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services), by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.


COMPANY REPORT AND FINANCIAL STATEMENTS


A copy of the Company's December 31, 2001 Report on Form 10-KSB and the March 31, 2002, June 30, 2002 and September 30, 2002 Reports on Form 10-QSB, which include the Company's Financial Statements for the periods then ended, do not accompany this Proxy Statement. The Reports are incorporated by reference into the proxy solicitation material. A copy will be mailed to any shareholder upon request to the Company's offices or viewed at www.sec.gov.

The Company's PRO FORMA financial statements for the period ended September 30, 2002, as required by Item 14 of Schedule 14A, follow:



                                 I CRYSTAL, INC.
                        PRO FORMA COMBINED BALANCE SHEET

                               SEPTEMBER 30, 2002

                                                   Historical
                                                   I Crystal ,       Pro Forma       Pro Forma
                                                      Inc.          Adjustments      Combined
                                                   ___________      ___________      __________

 CURRENT ASSETS
 Cash                                              $     9,491      $       -0-      $   9,491
 Accounts receivables (net)                             78,858              -0-         78,858
 Prepaid expenses                                       28,597              -0-         28,597
                                                   ___________      ___________      __________

 Total current assets                                  116,946              -0-        116,946

 FIXED ASSETS (NET)                                     66,785           (49268)         17,517
                                                   ___________      ___________      __________

 OTHER ASSETS                                            6,249              -0-           6,249
                                                   ___________      ___________      __________

    Total current and total assets                 $   189,980      $  (49,268)      $ 140,712
                                                   ===========      ===========      =========

 CURRENT LIABILITIES
 Accounts payable                                  $   118,642      $  (101,127)     $   17,515
 Related party payables                                 44,863               -0-         44,863
 Current portion of long term debt and
      related interest                                 502,173         (502,173)            -0-
 Other current liabilities                              91,800          (91,800)
                                                   ___________      ___________      __________
                                                                                            -0-

    Total current liabilities                          757,478         (695,100)         62,378

 DEFERRED REVENUE                                       46,900          (46,900)
                                                   ___________      ___________      __________
                                                                                            -0-

    Total liabilities                                  804,378         (742,000)         62,378
                                                   ___________      ___________      __________

 STOCKHOLDERS'  EQUITY (DEFICIT)
 Common stock                                          183,328              -0-         183,328
 Additional paid in capital                          6,122,212              -0-       6,122,212
 Retained deficit                                   (6,919,938)         692,732      (6,227,206)
                                                   ___________      ___________      __________

    Total stockholders' equity (deficit)              (614,398)         692,732          78,334
                                                   ___________      ___________      __________

    Total liabilities and stockholders' equity
                                                   $   189,980      $   (49,268)     $   140,712
                                                   ===========      ===========      ===========


                                            See the Accompanying Notes




                                                  I CRYSTAL, INC.
                                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   For The Nine Months Ended September 30, 2002


                                                   Historical
                                                   I Crystal ,       Pro Forma       Pro Forma
                                                      Inc.          Adjustments      Combined
                                                   ___________      ___________      __________

 Royalties                                           $ 955,405           $   -0-        $955,405

 General and administrative expenses                  143,191                -0-        143,191
 Research and development                             407,418                -0-        407,418
 Consulting services                                  272,771                -0-        272,771
 Marketing expense                                      5,804                -0-          5,804
 Depreciation and amortization                          7,470                -0-          7,470
                                                   ___________      ___________      __________

 Net income from operations                           118,751                -0-        118,751
                                                   ___________      ___________      __________

 Interest expense                                     204,337                -0-        204,337

 Net loss before income taxes and discontinued
          operations                                 (85,586)                -0-       (85,586)
                                                   ___________      ___________      __________


 Provision for income taxes                               -0-                -0-            -0-
                                                   ___________      ___________      __________
 Net loss before discontinued operations             (85,586)                -0-       (85,586)
                                                   ___________      ___________      __________


 Gain on disposal of assets (net of taxes)               -0-             692,732        692,732
                                                   ___________      ___________      __________


 Net income (loss)                                  $(85,586)           $692,732      $ 607,146
                                                    =========           ========      =========

 Loss per common share basic and diluted
                                                    $ ( 0.01)            $  0.04       $   0.03
                                                    ========             =======       ========

 Weighted average common shares outstanding (basic
          and diluted)                             17,816,118         17,816,118     17,816,118
                                                   ==========         ==========     ==========

                           See the Accompanying Notes

                                 I CRYSTAL, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

 In March 2003, the Company sold essentially all of its assets that relate directly to the business of developing software for internet gaming.

 The unaudited pro forma combined financial information and the related notes thereto should be read in conjunction with the Company's financial statements and related notes, included in the Company's fiscal 2001 annual Form 10-KSB and the Company's interim financial statements for the three and nine months ended September 30, 2002 Form 10-QSB. The financial statements of I Crystal have been compiled for the pro forma presentation by management..

 The unaudited pro forma combined financial statements' information is based upon the historical financial statement of the Company and has been prepared to illustrate the sale of the above mentioned assets

 The unaudited pro forma combined statement of operations for nine months ended September 30, 2002, gives effect to the transaction described above as if the transaction had been completed on that date. The unaudited pro forma combined statement of operations was based on the historical statement of operations of the Company for period ended September 30, 2002.

 The adjustments eliminated the assets relating directly to developing internet gaming, relieving liabilities in the amount of 724,000 and the resulting gain.

The Company is not in arrears as to dividends or in default as to principal or interest in respect of any securities of the Company.

The Company is not aware of any federal or state regulatory requirements which must be complied with or approvals which must be obtained in connection with this transaction.

No report, opinion or appraisal materially relating to this transaction has been obtained from any outside party.

The registrant has had no prior dealings of whatsoever nature with Wellington or any of its affiliates.

As of the date of the agreement relating to this transaction, the Company's shares of Common Stock, traded nominally on the OTC Bulletin Board, Symbol "ICRS", in the range of $.01 bid- $.03 asked.

The representatives of Mark Bailey & Co., Inc, Certified Public Accountants, the accountants for the current year and most recently completed fiscal year, are not expected to be at the shareholders meeting, but will be available to respond to appropriate questions by telephone and will have the opportunity to make a statement if they desire to do so.

Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


BY ORDER OF THE BOARD OF DIRECTORS,


/s/ LARRY HRABI
_________________________
    Larry Hrabi, Chairman



April ___, 2003

                                                                      APPENDIX A


Proxy card states the following:



ICRYSTAL, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
April __, 2003

Larry Hrabi, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of common stock of I Crystal, Inc. held of record by the undersigned on January 27, 2003, at the Special Meeting of Stockholders to be held on April __, 2003, and at any adjournments or postponements, as if the undersigned were present and voting at the meeting.


The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted FOR each of the proposals set forth on this proxy.

Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. APPROVE THE PROPOSAL TO SELL THE SOFTWARE DEVELOPMENT ASSETS OF THE COMPANY.

FOR [ ]   AGAINST [ ]   ABSTAIN [ ]




IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.


Signature(s)____________________________________________________________________

Dated: ___________________________________________, 2003.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

EXHIBIT 1 TO PROXY STATEMENT - Previously filed with the original Schedule 14A, filed on January 30, 2003, and Amendment No. 1 to the Schedule 14A, filed March 7, 2003.